Exhibit 15.2

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-280810) of our report dated October 25, 2024, with respect to the audited consolidated financial statements of ICZOOM GROUP INC. as of June 30, 2024 and for the year ended June 30, 2024 which appears in the annual report on Form 20-F of ICZOOM GROUP INC. for the year ended June 30, 2024.

/s/Audit Alliance LLP

October 25, 2024